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                                                                     EXHIBIT 5.2


                            ACTION BY WRITTEN CONSENT

                            OF THE BOARD OF DIRECTORS

                     IN LIEU OF A SPECIAL OR REGULAR MEETING

                                ArchivalCD, Inc.


THE UNDERSIGNED, being all the directors of ArchivalCD, Inc., a Delaware corporation, do hereby take and adopt, pursuant to the Delaware General Corporation Law, the following actions in writing and without a meeting in lieu of a special or regular meeting:

RESOLVED, that each of the undersigned is hereby appointed, and accepts such appointment, to the position of Interim Director as a member of the Board of Directors as a member of the Board of Directors.

FURTHER RESOLVED, the Interim Directors shall continue to serve until such time as the first annual shareholder's meeting shall provide for the election of a permanent Board of Directors as per the company bylaws.

RESOLVED, that the undersigned Interim Directors indicated with by the symbol "*" prior to their name, are appointed to the Audit Review Committee in keeping with SEC requirements for such a committee. It is attested that none of the three so indicated Interim Directors is otherwise employed by ArchivalCD, Inc.

RESOLVED, that the Corporation's registration statement on Form SB2 filed under the Securities Act of 1933, as amended, Commission File No. 333-93525, together with the current draft and amendments thereto, with such changes, additions and modifications thereto as the President and Chief Financial Officer may determine prior to the filing of such amendment, be, and each of the original registration statements and the current draft of the amendment thereto, as it may be changed, added to or modified prior to filing thereof, are approved.

RESOLVED, that this document when signed by each individual director, even when upon separate copies, may be considered one legal original allowing it to be filed in electronic form with all signatures attached thereon. At future special or regular meetings signatures may be added to one copy for file purposes, but until such time as all signature are on one page each individual and separate copy shall be maintained in corporate files.



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RESOLVED, minor editing and corrections are hereby approved for the legal original should such be found to be required as long as such editing or inclusion of corrections does not change the intent and purpose of the document.

THE FOREGOING CONSTITUTES A COMPLETE RECORD OF ACTIONS TAKEN, ADOPTED, APPROVED, RATIFIED AND CONFIRMED BY ALL THE DIRECTORS OF THE CORPORATION. DATE: DIRECTORS:

September 14, 2000     /s/ DANIEL J. HAY
                      ------------------------------
                           Daniel J. Hay


September 14, 2000     /s/ *WILLIAM HALE
                      ------------------------------
                            William Hale


September 14, 2000     /s/ MIKE SIROTKA
                      ------------------------------
                           Mike Sirotka


September 14, 2000     /s/ *WILLIAM R. GANN
                      ------------------------------
                            William R. Gann


September 14, 2000     /s/ GARY R. TOMS
                      ------------------------------
                           Gary R. Toms


September 14, 2000     /s/ *GUILLERMO J. CAMPISTEGUY
                      ------------------------------
                            Guillermo J. Campisteguy


September 14, 2000     /s/ RICHARD H. LYTLE
                      ------------------------------
                           Richard H. Lytle